Exhibit 99.1

NEW BRAUNFELS, Texas--(BUSINESS WIRE)--CYTOGENIX, INC. (Pink Sheets:CYGX - News), today announced that it will hold a conference call to discuss significant positive developments and the aggressive forward plans for CYGX.

The conference call will be held on Wednesday, September 22, 2010 at 10:00 A.M. PDT (1:00 P.M. EDT). To listen to the conference call, investors can dial Attendee Dial-in #: (712) 432-1001, Attendee Access Code: 476439305#. The conference call will also be archived shortly after on the CytoGenix website. Due to the participant limit of 1000 on the Conference call early participation is recommended. Should you not be able to join, please visit the website for the recorded Meeting.

CYTOGENIX, INC.

CytoGenix is a Nevada corporation traded under the symbol: CYGX.PK. CytoGenix is a biotechnology company developing biotechnology derived products for vaccines and therapeutic applications for human, agricultural and veterinary markets. As such, CytoGenix has access to a broad range of biological expertise that can be leveraged to identify, evaluate, develop and commercialize biologically based technologies for energy production.

Safe Harbor Statement

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including general economic conditions, spending levels and other factors could cause actual results to differ materially from the Company's expectations.

Contact:
CytoGenix, Inc.
Lex M. Cowsert, 830-632-5944
lcowsert@cytogenix.com